Amendment #7

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000

Between

PRUDENTIAL INSURANCE COMPANY OF AMERICA

(PICA)

And

MUNICH AMERICAN REASURANCE COMPANY

(MUNICH)

The parties hereby agree to the following:

•	SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

a. AUTOMATIC REINSURANCE

MUNICH’s reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with PICA’s contractual liability for the policy reinsured.

In addition, MUNICH will be liable for benefits paid under PICA’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

For UL, VUL II, and VUL 2004 (issued before January 1, 2005) policies, MUNICH’s liability under PICA’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) MUNICH’s reinsured portion of the face amount of the policy and (2) $200,000.

For ProFunds and VUL 2004 (issued on or after January 1, 2005) policies, MUNICH’s liability under PICA’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) MUNICH’s reinsured portion of the face amount of the policy and (2) $300,000.

•	SECTION 12a, PAYMENT OF REINSURANCE PREMIUMS—PREMIUM DUE, shall be replaced by the following:

a. PREMIUM DUE

ANNUAL PREMIUM DUE.

For each policy reinsured under this Agreement, reinsurance premiums for 20% of the net amount at risk related to the face amount of the policy for UL-VUL II and VUL 2004, and 30% of the net amount at risk related to the face amount of the policy for ProFunds are payable annually in advance. These premiums are due on the issue date and each subsequent policy anniversary.

MONTHLY PREMIUM DUE.

For each VUL 2004 policy issued on or after January 1, 2005, and reinsured under this Agreement, reinsurance premiums for 10% of the net amount at risk related to the face amount of the policy are payable on a policy month basis. These premiums are due on the issue date and on each subsequent policy month anniversary. Monthly premiums on a policy month basis will be 1/12 of the reinsurance premium as defined in Section 11.

Within 30 days after the close of each reporting period, PICA will send, or cause to be sent, to MUNICH a statement of account for that period along with payment of the full balance due. On any payment date, monies payable between PICA and MUNICH under this Agreement may be netted to determine the payment due. This offset will apply regardless of the insolvency of either party as described in Section 23, to the extent permitted by law. If the statement of account shows a balance due PICA, MUNICH will remit that amount to PICA within 30 days of receipt of the statement of account. All financial transactions under this Agreement will be in United States dollars. If the reinsurance premium cannot be determined on an exact basis by the dates described below, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when such information is available.

•	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

AUTOMATIC PORTION REINSURED

US/Canadian Residents

UL-VUL II, VUL 2004 (policy effective dates before January 1, 2005) – MUNICH will automatically reinsure an amount equal to 20% of the net amount at risk related to the face amount of insurance.

ProFunds, VUL 2004 (policy effective dates on or after January 1, 2005) - MUNICH will automatically reinsure an amount equal to 30% of the net amount at risk related to the face amount of insurance.

The net amount of risk is determined as of the issue date and each subsequent policy anniversary and is defined as the death benefit minus the contract fund. The first layer of the face amount varies by age and rating class and is shown in Schedule A, Section 4 below.

Non-US/Canadian Residents

UL-VUL II, VUL 2004 (policy effective dates before January 1, 2005) – MUNICH will automatically reinsure an amount equal to 20% of the net amount at risk related to the face amount of insurance.

ProFunds, VUL 2004 (policy effective dates on or after January 1, 2005) - MUNICH will automatically reinsure an amount equal to 30% of the net amount at risk related to the face amount of insurance.

•	SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

AUTOMATIC RETENTION LIMIT:

For UL-VUL II, VUL 2004 (policy effective dates before January 1, 2005)

PICA and its affiliates will retain at least 10% of each policy. PICA may cede up to 70% of each policy on a first-dollar quota share basis to other reinsurers.

For ProFunds, VUL 2004 (policy effective dates on or after January 1, 2005)

PICA and its affiliates will retain at least 10% of each policy. PICA may cede up to 60% of each policy on a first-dollar quota share basis to other reinsurers.

•	SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

AUTOMATIC ACCEPTANCE LIMIT:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the automatic issue limits shown in the following tables:

US/Canadian Residents – No Foreign Travel – Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$65,000,000	$65,000,000	$46,400,000
	66 – 70	$60,900,000	$55,900,000	$35,400,000
	71 – 75	$46,400,000	$43,400,000	$23,400,000
	76 – 77	$26,400,000	$23,400,000	$15,900,000
	78 – 80	$21,900,000	$18,900,000	$11,400,000
	81 – 85	$13,400,000	$11,400,000	None
	86 – 90	$5,250,000	$4,250,000	None

US/Canadian Residents – No Foreign Travel – Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$64,900,000	$64,900,000	$46,400,000
	66 – 70	$50,900,000	$50,900,000	$34,400,000
	71 – 75	$41,400,000	$41,400,000	$23,400,000
	76 – 77	$23,400,000	$23,400,000	$14,900,000
	78 – 80	$18,900,000	$18,900,000	$10,400,000
	81 – 85	$11,400,000	$10,400,000	None
	86 – 90	$4,250,000	$3,250,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$20,000,000	$15,000,000	None
	71 – 75	$15,000,000	$10,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$20,000,000	$15,000,000	None
	71 - 75	$15,000,000	$10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 - 65	$ 50,000,000	$ 35,000,000
	66 - 70	$ 40,000,000	$ 25,000,000
	71 - 75	$ 35,000,000	$ 15,000,000
	76 – 77	$ 15,000,000	$ 10,000,000
	78 – 80	$ 10,000,000	$ 5,000,000
	81 – 85	$ 5,000,000	None
	86 - 90	$ 1,500,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$ 20,000,000	$ 15,000,000	None
	71 – 75	$ 15,000,000	$ 10,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

UL, VUL II and VUL 2004 (policies issued before January 1, 2005)

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 10,000,000	$ 7,000,000
	66 – 70	$ 8,000,000	$ 5,000,000
	71 – 75	$ 7,000,000	$ 3,000,000
	76 – 77	$ 3,000,000	$ 2,000,000
	78 – 80	$ 2,000,000	$ 1,000,000
	81 – 85	$ 1,000,000	None
	86 – 90	$ 300,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 – 70	$ 1,333,200	$ 1,000,000	None
	71 – 75	$ 1,000,000	$ 666,600	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 4,000,000	$ 3,000,000	None
	71 - 75	$3,000,000	$ 2,000,000	None
	76 - 90	None	None	None

ProFunds, VUL 2004 (policies issued on or after January 1, 2005)

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 15,000,000	$ 10,500,000
	66 – 70	$ 12,000,000	$ 7,500,000
	71 – 75	$ 10,500,000	$ 4,500,000
	76 – 77	$ 4,500,000	$ 3,000,000
	78 – 80	$ 3,000,000	$ 1,500,000
	81 – 85	$ 1,500,000	None
	86 – 90	$ 450,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 – 70	$6,000,000	$4,500,000	None
	71 – 75	$4,500,000	$3,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 6,000,000	$ 4,500,000	None
	71 - 75	$4,500,000	$ 3,000,000	None
	76 - 90	None	None	None

•	SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

JUMBO LIMIT:

For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

US/Canadian Residents- No Foreign Travel

		Pref. Best – Class E	Class F – H
Ages:	0 – 80	$65,000,000	$65,000,000
	81-85	$30,000,000	$30,000,000
	86-90	$10,000,000	$10,000,000

Note: When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

US/Canadian Residents – Foreign Travel

		Pref. Best – Class E	Class F - H
Ages:	0 – 75	$35,000,000	None
	76 - 90	None	None

Non US/Canadian Residents

		Pref. Best – Class E	Class F - H
Ages:	0 – 75	$35,000,000	None
	76 - 90	None	None

•	SCHEDULE A, Section 9, RESERVES FOR REINSURANCE, shall be replaced by the following:

For 20% of each policy reinsured, the reinsurance reserve is the one-year term reserve. For 10% of each policy reinsured, the reinsurance reserve is the one-month term reserve. These reserves will be calculated using 1980 CSO ultimate mortality and 4 ½ % interest.

•	SCHEDULE B, Section 1, STANDARD ANNUAL REINSURANCE PREMIUMS, shall be replaced by the following:

STANDARD REINSURANCE PREMIUMS

THE REINSURER receives premiums on an annual basis for all UL-VUL II policies, ProFunds policies, and VUL 2004 policies issued prior to January 1, 2005. For VUL 2004 policies issued on or after January 1, 2005, THE REINSURER receives premiums on an annual basis for 20% of the net amount at risk related to the policy face amount and receives premiums on a policy month basis for 10% of the net amount at risk related to the policy face amount.

Annual Premiums:

For UL-VUL II policies, ProFunds policies, and VUL 2004 policies issued prior to January 1, 2005, the standard annual reinsurance premiums per $1,000 of net amount at risk for (1) all cessions of automatic reinsurance and (2) all cessions of facultative reinsurance in the amount of $10 million or less will be the product of:

a.	the rates in the table attached to this Schedule B,
b.	the factors in the tables below:

For VUL 2004 policies issued on or after January 1, 2005, standard annual reinsurance premiums per $1,000 of net amount at risk for (1) all cessions of automatic reinsurance and (2) all cessions of facultative reinsurance in the amount of $10 million or less will be the product of:

a.	the rates in the table attached to this Schedule B,
b.	2/3
c.	the factors in the tables below:

Face amounts $100,000 and greater AND issue age 18 and greater
Rating Class	Factor
1.330
2.380
3.470
4.655
5	1.060
6	1.260

Face amount less than $100,000 OR issue age less than 18
Rating Class	Factor
1	N/A
2	N/A
3	N/A
4.800
5	N/A
6	1.750

For UL-VUL II policies, ProFunds policies, and VUL 2004 policies issued prior to January 1, 2005, the standard annual reinsurance premiums per $1,000 for cessions of facultative reinsurance in excess of $10 million will be the product of :

a.	the rates in the table attached to this Schedule B,
b.	the factors in the table below:

For VUL 2004 policies issued on or after January 1, 2005, the standard annual reinsurance premiums per $1,000 for cessions of facultative reinsurance in excess of $10 million will be the product of :

a.	the rates in the table attached to this Schedule B,
b.	2/3
c.	the factors in the table below:

Rating Class	Factor
1.420
2.420
3.720
4.720
5	1.270
6	1.500

Monthly Premiums:

For VUL 2004 policies issued on or after January 1, 2005, the standard monthly reinsurance premiums per $1,000 of net amount at risk for (1) all cessions of automatic reinsurance and (2) all cessions of facultative reinsurance in the amount of $10 million or less will be the product of:

a.	the rates in the table attached to this Schedule B,
b.	1/3, and
c.	the factors in the tables below:

Face amounts $100,000 and greater AND issue age 18 and greater
Rating Class	Factor
1	0.380
2	0.440
3	0.520
4	0.680
5	1.070
6	1.270

Face amount less than $100,000 OR issue age less than 18
Rating Class	Factor
1	N/A
2	N/A
3	N/A
4.800
5	N/A
6	1.750

For VUL 2004 policies issued on or after January 1, 2005, the standard monthly reinsurance premiums per $1,000 for cessions of facultative obligatory reinsurance and facultative reinsurance in excess of $10 million will be the product of:

a.	the rates in the table attached to this Schedule B,
b.	1/3, and
c.	the following factors:

Rating Class	Factor
1.420
2.420
3.720
4.720
5	1.270
6	1.500

•	SCHEDULE B, Section 1, SUBSTANDARD ANNUAL REINSURANCE PREMIUMS, shall be replaced by the following:

SUBSTANDARD REINSURANCE PREMIUMS

Substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker). For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years. After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

The substandard extra reinsurance premiums per $1,000 for substandard issues will be the product of the base reinsurance premiums per $1,000 and the factor for the appropriate rating class.

Note that this is the total premium per $1,000, including both the base and substandard premium.

The factors are as follows:

Rating Class	Factor
A	1.40
B	1.65
C	1.90
D	2.25
E	2.75
F	3.25
G	3.75
H	4.50

In witness of the above, PICA and MUNICH have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2005.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	MUNICH AMERICAN REASSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________